UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 15, 2016

KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-16485	56-2169715
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

370 Knollwood Street, Winston-Salem, NC	27103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(336) 725-2981

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Krispy Kreme Doughnuts, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 8.01 Other Events

This Current Report on Form 8-K is being filed by the Company in connection with a Memorandum of Understanding (the “Memorandum of Understanding”) regarding the settlement of certain litigation relating to the previously announced definitive Agreement and Plan of Merger (the “merger agreement”), dated as of May 8, 2016, by and among the Company, Cotton Parent, Inc., a Delaware corporation (“Parent”), Cotton Merger Sub Inc., a North Carolina corporation and wholly owned subsidiary of Parent (“Merger Sub”), and JAB Holdings B.V., a Dutch Besloten Vennootschap met beperkte aansprakelijkheid (private company with limited liability) (“JAB Holdings”). Pursuant to the merger agreement and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company and a wholly owned subsidiary of Parent (the “merger”).

Transaction Litigation Settlement

As previously disclosed in the company’s definitive merger proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2016 (as amended or supplemented from time to time, the “proxy statement”), six putative class action complaints challenging the merger were filed between May 26, 2016 and June 16, 2016, including five in North Carolina Superior Court and one in the United States District Court for the Middle District of North Carolina. Subsequent to the filing of the proxy statement, on July 8, 2016 Jonnie Lomax and Harold Lomax, purported shareholders of the Company, filed a putative class action complaint, challenging the merger, in the United States District Court for the Middle District of North Carolina (together with the six previously disclosed lawsuits, the “Actions”). The complaint names the Company and its directors as defendants and alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder in connection with the merger. In addition, the five actions in North Carolina Superior Court were consolidated into a single litigation pending before the Honorable James L. Gale of the North Carolina Business Court (the “Court”) on July 11, 2016, and plaintiffs in this consolidated litigation filed a motion to preliminarily enjoin the merger on July 14, 2016.

Plaintiffs and defendants in the Actions have reached an agreement in principle to settle the Actions and release the defendants from all claims relating to the merger, subject to approval of the Court. Defendants continue to believe that the Actions are without merit and that no further disclosure is required to supplement the proxy statement under applicable laws; however, to eliminate the burden, expense and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has agreed, pursuant to the terms of a Memorandum of Understanding, to make certain supplemental disclosures to the proxy statement as set forth below. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. Defendants have vigorously denied, and continue to vigorously deny, that they have committed any violation of law or engaged in any of the wrongful acts that were alleged in these Actions.

Supplements to the Proxy Statement

The supplemental disclosures to the proxy statement set forth in this Current Report on Form 8-K below should be read alongside the proxy statement, and to the extent that information in this Current Report on Form 8-K differs from or updates information contained in the proxy statement, this Current Report on Form 8-K is more current. Defined terms used but not otherwise defined herein have the meanings set forth in the proxy statement.

1.	The section of the proxy statement titled “Background of the Merger” is hereby supplemented as follows:

A.	The last paragraph on page 24 (continuing on to page 25) of the proxy statement is replaced in its entirety as follows:
On November 23, 2015, the board held a special meeting by telephone to discuss JAB Holdings’ indication of interest. Representatives of management were also in attendance. Messrs. Morgan and Thompson conveyed the background of their discussions with JAB Holdings and explained JAB Holdings’ interest in acquiring the Company at a price of $18.75 per share in cash. The Company’s Interim General Counsel, Steven Ellcessor, then advised the board of its fiduciary duties under North Carolina law in considering an acquisition proposal. The board discussed the indication of interest, the background and history of JAB Holdings (including that it has a history of managing its portfolio companies for long-term growth and relying on company management to run the business), and the possible valuation of the Company in a potential sale transaction. The board determined that it needed more updated information regarding the revised strategic plan on which the management of the Company had been working over the past several months in order to appropriately assess JAB Holdings’ indication of interest. In that regard, the board decided to engage a financial advisor in connection with a possible sale or other strategic transaction involving the Company.

B.	The second (2nd) full paragraph on page 26 of the proxy statement is replaced in its entirety as follows:

In January 2016, Mr. Thompson received a telephone call from a representative of a private equity firm that expressed interest in learning more about the Company. Mr. Thompson brought this conversation to the attention of Mr. Morgan and other members of the board. Consistent with previous direction from the board, on February 9, 2016 Messrs. Thompson and Cooper met with a representative of the private equity firm, but the firm did not make any proposals regarding potential transactions or relationships. Mr. Thompson was invited by a representative of the private equity firm to visit the firm’s offices to meet with other representatives of the firm for them to learn more about the Company’s business. That meeting took place on February 29, 2016. The scope of the meeting was a general business overview of the Company, and the firm did not follow up with the Company with a written or oral proposal to engage in a transaction with the Company.

2.	The section of the proxy statement titled “Opinion of Wells Fargo Securities LLC” is hereby supplemented as follows:

A.	The caption “The selected companies and mean, median, high and low of such financial data for the selected companies were:” and the list of companies and table on page 41 are replaced in their entirety as follows:

The selected companies and corresponding multiples were:

	Enterprise Value / EBITDA		Share Price / EPS
	CY 2016E	CY 2017P	CY 2016E	CY 2017P
Dunkin’ Brands Group, Inc.	14.3x	13.5x	20.8x	18.8x
Panera Bread Company	13.1x	11.7x	31.5x	26.9x
The Wendy’s Company	13.1x	13.3x	30.4x	26.6x
Jack in the Box Inc.	9.8x	9.6x	18.4x	16.9x
Papa John’s International Inc.	13.6x	12.6x	24.8x	22.2x
Sonic Corp.	11.9x	11.5x	24.0x	21.3x
Popeyes Louisiana Kitchen, Inc.	14.3x	12.9x	24.7x	20.9x
Bojangles’, Inc.	10.8x	9.6x	19.9x	17.5x

The mean, median, high and low of such financial data for the selected companies were:

Enterprise Value /	Mean	Median	High	Low
CY 2016E EBITDA	12.6x	13.1x	14.3x	9.8x
CY 2017P EBITDA	11.8x	12.2x	13.5x	9.6x
Share Price /
CY 2016E EPS	24.3x	24.4x	31.5x	18.4x
CY 2017P EPS	21.4x	21.1x	26.9x	16.9x

B.	The caption “The selected transactions and mean, median, high and low of such financial data for the selected transactions were:” and the table on page 42 are replaced in their entirety as follows:

The selected transactions and corresponding multiples were:

Closed			Enterprise Value /
Date	Target	Acquiror	LTM Adjusted EBITDA
6/2015	Del Taco Restaurants, Inc.	Levy Acquisition Corp	8.5x
12/2014	Tim Hortons Inc.	Burger King Worldwide, Inc.	15.7x
11/2014	Einstein Noah Restaurant Group, Inc.	JAB Holding Company	10.1x
1/2013	Caribou Coffee Company, Inc.	JAB Holding Company	11.3x
12/2012	Teavana Holdings, Inc.	Starbucks Corporation	17.4x
10/2012	Peet’s Coffee & Tea, Inc.	JAB Holding Company	21.3x
7/2012	PF Chang’s China Bistro, Inc.	Centerbridge Partners	8.4x
7/2011	California Pizza Kitchen, Inc.	Golden Gate Capital	7.6x
7/2011	Arby’s Restaurant Group, Inc.	Roark Capital	6.6x
10/2010	Burger King Worldwide, Inc.	3G Capital	8.9x
7/2010	CKE Restaurants Inc.	Apollo Global Management	6.5x

The mean, median, high and low of such financial data for the selected transactions were:

Enterprise Value /	Mean	Median	High	Low
LTM Adjusted EBITDA	11.1x	8.9x	21.3x	6.5x

C.	The paragraph under the caption “Discounted Cash Flow Analysis” on page 42 of the proxy statement is replaced in its entirety as follows:

Wells Fargo Securities performed a discounted cash flow analysis of the Company by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Company for the nine months ending January 31, 2017 and the Fiscal Years 2018 through 2023, as derived from the financial projections prepared and provided to Wells Fargo Securities by management of the Company and as presented in the following table:

	Nine
	Months			Fiscal Year
	Ending
	January 31,
	2017	2018	2019	2020	2021	2022	2023
Unlevered Free Cash Flow (1)	$31.2	$61.3	$76.7	$52.3	$60.4	$69.2	$78.5
____________________

(1) Unlevered free cash flow represents tax-effected EBIT (including the projected gain from the 51 stores to be sold to franchisees in FY 2019), plus depreciation and amortization, less capital expenditures and change in net working capital.

For purposes of the discounted cash flow analyses, Wells Fargo Securities applied perpetuity growth rates ranging from 2.0% to 4.0% and discount rates ranging from 9.0% to 10.0%. The range of perpetuity growth rates was selected based on publicly available estimates of projected GDP growth rates and Wells Fargo Securities' professional experience and judgment, and the range of discount rates was determined based on an application of the capital asset pricing model and Wells Fargo Securities' experience and professional judgment. The discounted cash flow analysis indicated an implied valuation reference range per share of $13.75 to $20.39, as compared to the proposed merger consideration in the merger pursuant to the merger agreement of $21.00.

D.	The following disclosure is added to the first (1st) paragraph, after the last sentence of that paragraph, on page 43 of the proxy statement:

During the past two years Wells Fargo Securities and its affiliates have received other fees of less than $300,000 in the aggregate from the Company for providing investment banking and related services and fees of less than $1,000,000 in the aggregate from Coty, Inc., an affiliate of JAB Holdings, in connection with corporate loans.

FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations concerning the proposed transaction involving the Company and JAB Beech Inc. (the “transaction”), including statements relating to regulatory approvals and the expected timing, completion and effects of the proposed merger and other future events and the transaction’s potential effects on the Company, including, but not limited to, statements relating to anticipated financial and operating results, the Company’s plans, objectives, expectations and intentions, cost savings, and other statements. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Forward looking statements often contain words such as “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words. Actual results may differ materially from the results anticipated in these forward looking statements due to various factors, including, without limitation: the ability to obtain the approval of the transaction by the Company’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the outcome of pending or future litigation; the quality of Company and franchise store operations and changes in sales volume; risks associated with the use and implementation of information technology; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; actions by franchisees that could harm our business; our ability to implement our domestic and international growth strategy; our ability to implement and operate our domestic shop model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; reliance on third parties in many aspects of our business; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; and increased costs or other effects of new government regulations; and other risks and uncertainties. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission (“SEC”), are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Investors, potential investors and others are urged to carefully consider all such factors and are cautioned not to place undue reliance on these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of the Company by JAB Beech Inc. In connection with this proposed acquisition, the Company has filed with the SEC and began mailing to its stockholders a definitive proxy statement on Schedule 14A on June 24, 2016 and may file other documents in connection with the proposed merger. This communication is not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN FILED OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders are able to obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s internet website at www.krispykreme.com or by contacting the Company’s corporate secretary’s office at 370 Knollwood Street, Winston-Salem, N.C. 27103 or by calling (336) 726-8876.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger which was set forth in the definitive proxy statement when it was filed with the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended January 31, 2016, which was filed with the SEC on March 31, 2016, its definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on May 5, 2016, its Quarterly Report on Form 10-Q for the quarter ended May 1, 2016 which was filed with the SEC on June 10, 2016, and its Current Reports on Form 8-K, which were filed with the SEC on March 11, 2016, May 9, 2016, and May 31, 2016.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement that was filed with the SEC on June 24, 2016 and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

Date: July 15, 2016	By:	/s/ G. Price Cooper, IV
G. Price Cooper, IV
Chief Financial Officer